UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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     14c-5(d)(2))
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                             USAA MUTUAL FUNDS TRUST
               ----------------------------------------------------
                (name of registrant as specified in the charter)


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[USAA                      USAA EMERGING MARKETS FUND
EAGLE LOGO (R)]
                              INFORMATION STATEMENT
                          REGARDING A SUBADVISER CHANGE


     The USAA Emerging Markets Fund's Board of Trustees (the Board) approved Batterymarch Financial Management, Inc. (Batterymarch) as an additional subadviser for the USAA Emerging Markets Fund (the Fund), in addition to The Boston Company effective on October 2, 2006. This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission. The exemptive order permits USAA Investment Management Company
(IMCO) to change subadvisers of the Fund without first calling a special shareholders meeting and obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new subadvisers and new subadvisory agreements to its investors. Accordingly, shareholders are not being asked to vote on the hiring of the new subadviser or the subadvisory agreement with the new subadviser, but are encouraged to review this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being delivered to shareholders on or about December x, 2006.

                    INVESTMENT SUBADVISORY AGREEMENT BETWEEN
                              IMCO AND BATTERYMARCH

WHAT WAS THE PROCESS THAT LED TO BATTERYMARCH BECOMING AN ADDITIONAL SUBADVISER OF THE FUND?

As you know, our goal is to have superior performance in all of our funds, and we do not believe we have reached this goal on a consistent basis with your Fund. Batterymarch has had success as a subadviser of both the USAA Small Cap Stock Fund and the USAA Capital Growth Fund, and we believe that by adding Batterymarch to your fund with The Boston Company could enable us to enhance fund performance in both weak and advancing markets. As a result of this analysis, IMCO asked the Fund's Board to approve entering into an agreement with Batterymarch to provide investment subadvisory services to the Fund. Batterymarch's duties under its Investment Subadvisory Agreement are

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substantially  the same as the duties of The Boston Company.  IMCO will continue to oversee the management of the Fund as its investment adviser.

WHAT ARE THE KEY PROVISIONS OF THE INVESTMENT SUBADVISORY AGREEMENT?

Under a separate Investment Subadvisory Agreement, IMCO will employ Batterymarch to manage the day-to-day investment of a portion of the Fund's assets attributed to it consistent with the Fund's investment objective, policies, and restrictions. Batterymarch will be responsible for, among other things, placing all orders for the purchase and sale of portfolio securities, subject to the supervision and monitoring of IMCO and the oversight of the Fund's Board. IMCO, and not the Fund, will be responsible for paying all fees charged by Batterymarch for these subadvisory services. Any description of the Investment Subadvisory Agreement set forth herein is qualified in its entirety by the actual Investment Subadvisory Agreement. The amendment adding the Fund to the existing Subadvisory Agreement with Batterymarch is attached as EXHIBIT A.

WHEN DID THE INVESTMENT SUBADVISORY AGREEMENT TAKE EFFECT?

The Investment Subadvisory Agreement took effect on October 2, 2006, and will remain in effect for an initial two-year period ending on October 1, 2008. Thereafter, the Investment Subadvisory Agreement will continue automatically for successive years, provided that it is specifically approved at least annually by a vote of a majority of the Board members who are not "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (Independent Board Members) and by a majority of all Board members. The Fund may terminate an Investment Subadvisory Agreement, without penalty, by a vote of a majority of the Independent Board Members or by vote of a majority of the Fund's outstanding shares, without penalty, on not more than 60 days' written notice to IMCO and/or Batterymarch. IMCO may at any time terminate the Investment Subadvisory Agreement, without penalty, by written notice to Batterymarch. Batterymarch may terminate the Investment Subadvisory Agreement, without penalty, by not less than 90 days' written notice to IMCO. An Investment Subadvisory Agreement automatically will terminate without penalty in the event of its assignment.

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WILL THE FUND'S TOTAL EXPENSES CHANGE AS A RESULT OF THE INVESTMENT SUBADVISORY
AGREEMENT WITH BATTERYMARCH?

No, the Investment Subadvisory Agreement will not affect the Fund's total expense ratio. IMCO (not the Fund) pays a fee to Batterymarch for services under the Investment Subadvisory Agreement.

Batterymarch realigned its portion of the Fund's portfolio to reflect its proprietary investment techniques. As a result, during the transition period, the Fund experienced higher portfolio turnover than normal and higher related transaction costs, including brokerage commissions. In addition, the Fund realized capital gains when portfolio positions are sold. Any capital gains experienced or realized for this transition will impact the 2006 distributions.

WHAT INFORMATION DID THE BOARD CONSIDER PRIOR TO APPROVING THE INVESTMENT SUBADVISORY AGREEMENT WITH BATTERYMARCH?

At a meeting of the Board held on September 13, 2006, the Board, including the Independent Board Members, approved the adoption of the Investment Subadvisory Agreement with Batterymarch. In advance of the meeting, the Board received and considered a variety of information relating to the Investment Subadvisory Agreement and Batterymarch, and were given the opportunity to ask questions and request additional information from management. The information provided to the Board included, among other things: (i) materials about Batterymarch's "emerging markets" investment strategy; (ii) the qualifications of the individuals at Batterymarch responsible for these investment activities; (iii) the fees to be paid to Batterymarch; and (iv) the complementary nature of the investment strategies of Batterymarch with the existing subadviser, The Boston Company. Prior to voting, the Independent Board Members reviewed the proposed Investment Subadvisory Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the proposed Investment Subadvisory Agreement. The Independent Board Members also reviewed the proposed Investment Subadvisory Agreement in private sessions with their counsel at which no representatives of management were present.

In approving the Fund's Investment Subadvisory Agreement with Batterymarch, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by Batterymarch, including the personnel that will be providing services; (ii) Batterymarch's compensation and any other benefits that will be derived from the subadvisory relationship by Batterymarch; (iii) comparisons, to the extent available, of

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subadvisory fees and performance to comparable  investment  companies;  and (iv)
the terms of the Investment Subadvisory Agreement. The Board's analysis of these factors is set forth below.

After full consideration of a variety of factors, the Board, including the Independent Board Members, voted to approve the Investment Subadvisory Agreement with Batterymarch. In approving the Investment Subadvisory Agreement, the Board did not identify any single factor as controlling, and each Independent Board Member attributed different weights to various factors. Throughout their deliberations, the Independent Board Members were represented and assisted by independent counsel.

NATURE,  EXTENT, AND QUALITY OF SERVICES  PROVIDED;  INVESTMENT  PERSONNEL.  The
Board considered information provided to it regarding the services to be provided by Batterymarch. The Board considered Batterymarch's level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and Batterymarch's level of staffing. The Board noted that the materials provided to it indicated that the method of compensating portfolio managers is reasonable and includes appropriate mechanisms to prevent a manager with underperformance from taking undue risks. The Board also noted Batterymarch's brokerage practices. The Board also considered Batterymarch's regulatory and compliance history. The Board noted that IMCO's monitoring processes of Batterymarch would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) due diligence visits to Batterymarch. The Board also took into account their knowledge of Batterymarch's experience and performance in advising other funds in the USAA family of funds.

SUBADVISER COMPENSATION. The Board also took into consideration the financial condition of Batterymarch. In considering the cost of services to be provided by Batterymarch and the profitability to Batterymarch of its relationship with the Fund, the Board noted that the fees under the Investment Subadvisory Agreement would be paid by IMCO. The Board also noted that the advisory fees paid by the Fund would not change as a result of the new subadvisory agreement. The Board also relied on the ability of IMCO to negotiate the Investment Subadvisory Agreement and the fees thereunder at arm's length. The Board also considered information relating to the cost of services to be provided by Batterymarch, Batterymarch's anticipated profitability with respect to the Fund, and the potential economies of scale in Batterymarch's management of the Fund, to the extent available. However, this information was less significant to

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the Board's consideration of the Investment Subadvisory Agreement than the other factors considered.

SUBADVISORY FEES AND FUND PERFORMANCE. The Board compared the subadvisory fees for the Fund with the fees that Batterymarch would charge to comparable clients. The Board considered that the Fund pays a management fee to IMCO and that, in turn, IMCO will pay a subadvisory fee to Batterymarch. The Board noted IMCO's expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Batterymarch. The Board also noted Batterymarch's long-term performance record for other accounts, including other funds in the USAA family of funds.

CONCLUSION. The Board reached the following conclusions regarding the Investment Subadvisory Agreement, among others: (i) Batterymarch is qualified to manage a portion of the Fund's assets in accordance with its investment objectives and policies; (ii) Batterymarch maintains an appropriate compliance program; (iii) Batterymarch's performance in managing other accounts is reasonable; and (iv) the Fund's advisory expenses are reasonable in relation to those of similar funds and to the services to be provided by IMCO and Batterymarch. Based on its conclusions, the Board determined that approval of the Investment Subadvisory Agreement with Batterymarch would be in the interests of the Fund and its shareholders.

WHAT GENERAL INFORMATION IS AVAILABLE ABOUT BATTERYMARCH?

Batterymarch is a wholly owned subsidiary of Legg Mason, Inc. Legg Mason, whose principal executive offices are located at 100 Light Street, Baltimore, Maryland 21202, is a global asset management company. As of September 30, 2006, Legg Mason's asset management operation had aggregate assets under management of approximately $891 billion. Batterymarch is located at Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116 and has been in the investment management business since 1969. As of September 30, 2006, Batterymarch had approximately $22.4 billion in assets under management.

WHO ARE THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICER OF BATTERYMARCH?

The names and principal occupations of the current directors and principal executive officer of Batterymarch are set forth as follows:

     NAME AND POSITION                    PRINCIPAL OCCUPATION

     William L. Elcock,                   Chief Executive Officer and Senior
     Chief Executive Officer              Portfolio Manager
     and Director

Mr. Elcock has a business address of The Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116.

     Timothy C. Scheve, Director           Senior Executive Vice President, Legg
                                           Mason, Inc.; Non-Employee Director of
                                           Batterymarch and other affiliated
                                           companies.

     Peter L. Bain, Director               Senior Executive Vice President, Legg
                                           Mason, Inc.; Non-Employee Director of
                                           Batterymarch and other affiliated
                                           companies.

Mr. Scheve and Mr. Bain have a business address of 100 Light Street, Baltimore, Maryland 21202.

DOES BATTERYMARCH OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

WHAT WILL IMCO PAY BATTERYMARCH FOR ITS SUBADVISORY SERVICES?

IMCO (not the Fund) will pay Batterymarch a portfolio management fee at the annual rate of 0.80% for assets up to $100 million; 0.75% for assets over $100 million up to $600 million; and 0.60% for assets over $600 million on the portion of the Fund's average net assets that Batterymarch manages.

DOES BATTERYMARCH ACT AS ADVISER FOR SIMILAR FUNDS?

Batterymarch capitalizes on its extensive experience in managing U.S. equity, international equity, and emerging markets equity portfolios as the subadvisor of all or a portion of the funds set forth in the table below. The table identifies the fund, the amount of the fund managed by Batterymarch as of November 30, 2006, and the management fee (% of average net assets).

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---------------------------------- --------------------- -----------------------
                                                         ANNUAL MANAGEMENT FEE
FUND                                      ASSETS         RATE
---------------------------------- --------------------- -----------------------
USAA CapitaL Growth                $193,685,898                   0.85%
---------------------------------- --------------------- -----------------------
USAA Cornerstone Strategy          $533,346,305                   0.75%
---------------------------------- --------------------- -----------------------
USAA World Growth Fund             $0                             0.75%
---------------------------------- --------------------- -----------------------

                               NAME AND ADDRESS OF
                         THE FUND'S INVESTMENT ADVISER,
                    PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

IMCO, located at 9800 Fredericksburg Road, San Antonio, Texas 78288, is the Fund's investment adviser, principal underwriter, and administrator.

SHARES OWNED

As of November 30, 2006, there were 18,231,145 shares of the Fund outstanding. No shareholder held of record or owned beneficially 5% or more of the Fund.

                              FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF THE FUND'S ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA INVESTMENT MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR (800) 531-8448.

                                  HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll-free at 800-531-8448 or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288 and we will send you an individual copy.

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                                    EXHIBIT A

                                 AMENDMENT NO. 2
                       TO INVESTMENT SUBADVISORY AGREEMENT

         AMENDMENT NO. 2 made as of the 2nd day of October 2006, to the Investment Subadvisory Agreement made as of the 1st day of August 2006, as amended, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having its principal place of business in San Antonio, Texas (IMCO) and BATTERYMARCH FINANCIAL MANAGEMENT, INC., a corporation organized under the laws of the State of Maryland and having its principal place of business in Boston, Massachusetts (Batterymarch), with respect to services provided to series of USAA Mutual Funds Trust (the Trust).

         IMCO and Batterymarch agree to modify and amend the Investment Subadvisory Agreement described above (Agreement) as follows:

         1. APPLICABLE FUNDS. IMCO hereby appoints Batterymarch as an investment subadviser of the USAA World Growth and USAA Emerging Markets Funds on the terms and conditions set forth in the Agreement and terminates Batterymarch as an investment subadviser of the USAA First Start Growth Fund.

         2. SCHEDULE A. Schedule A to the Agreement, setting forth the Funds of the Trust for which Batterymarch is appointed as an investment subadviser, is hereby replaced in its entirety by Schedule A attached hereto.

         3. SCHEDULE B. Schedule B to the Agreement, setting forth the fees payable to Batterymarch with respect to each Fund, is hereby replaced in its entirety by Schedule B attached hereto.

         4. RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, IMCO and Batterymarch have caused this Amendment No. 2 to be executed as of the date first set forth above.

Attest:                                   USAA INVESTMENT
                                          MANAGEMENT COMPANY


By: /s/ Mark S. Howard                    By:    /s/ Christopher W. Claus
   ----------------------------                 --------------------------------
Name:  Mark S. Howard                     Name:  Christopher W. Claus
Title: Secretary                          Title: President

                                          By   /s/ David H. Garrison
                                               -------------------------------
                                          Name:  David H. Garrison
                                          Title: Authorized Signatory

Attest:                                   BATTERYMARCH FINANCIAL MANAGEMENT,
                                          INC.


By:  /s/ Philip E. Channen                By:  /s/ Francis Tracy
   ----------------------------                -------------------------------
Name:  Philip E. Channen                  Name:  Francis Tracy
Title: Assistant Secretary                Title: President & CFO

                                      A-2
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                                   SCHEDULE A

FUND                                        EFFECTIVE DATE

CAPITAL GROWTH FUND                         AUGUST 1, 2006

CORNERSTONE STRATEGY FUND                   AUGUST 1, 2006

SMALL CAP STOCK FUND                        AUGUST 1, 2006

WORLD GROWTH FUND                           OCTOBER 2, 2006

EMERGING MARKETS FUND                       OCTOBER 2, 2006

                                      A-3

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                                   SCHEDULE B

                                      FEES

                                             RATE PER ANNUM OF THE AVERAGE DAILY
FUND ACCOUNT                                 NET ASSETS OF THE FUND ACCOUNT

Capital Growth Fund, Cornerstone Strategy     0.25% on the first $250 million
Fund, and World Growth Fund*                  of assets

                                              0.21% on assets over $250 million
                                              and up to $500 million

                                              0.17% on assets over $500 million
Small Cap Stock Fund                          0.50%
Emerging Markets Fund**                       0.80% on the first $100 million of
                                              assets

                                              0.75% on assets over $100 million
                                              and up to $600 million

                                              0.60% on assets over $600 million




* Batterymarch agrees that it will not seek to increase this fee rate during the period ending November 30, 2009 (the Lock). This Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").


** Batterymarch agrees that it will not seek to increase this fee rate during the period ending October 1, 2010 (the Emerging Markets Lock). This Emerging Markets Lock does not limit the rights of a Fund's shareholders, a Fund's Board, or IMCO as set forth in Section 6 of the Agreement ("Duration and Termination of this Agreement").


                                      A-4
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